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                                    CA, INC.
                           SUBSIDIARIES OF REGISTRANT

                                                                      EXHIBIT 21

Listed below are all the subsidiaries of Registrant, except for those subsidiaries which are currently inactive.

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                             DOMESTIC                                                          INTERNATIONAL
                             --------                                                          -------------
 STATE OR JURISDICTION                                           STATE OR JURISDICTION OF
    OF INCORPORATION                NAME OF SUBSIDIARY               INCORPORATION                       NAME OF SUBSIDIARY
------------------------------------------------------------    --------------------------------------------------------------------
Delaware           Aprisma Management Technologies, Inc.         Australia             AMT (Australia) Pty. Ltd

Delaware           CA Foreign, Inc.                              United Kingdom        Aprisma Management Technologies Limited (UK)

Delaware           CA Management, Inc.                           South Africa          Black Lion Investments (Pty) Limited

Delaware           CA Research, Inc.                             Israel                C.A. Computer Associates Israel
                                                                                       Ltd(Ex Memco software Ltd.)

Delaware           Cheyenne Software International               Spain                 C.A. Computer Associates S.A. (Spain)
                   Sales Corp.

Delaware           Cheyenne Software, Inc.                       Spain                 C.A. Foreign Spain, S.L.

Puerto Rico        Computer Associates Caribbean, Inc.           Hong Kong             CA (Hong Kong) Limited

Texas              Computer Associates Child Development         Canada                CA Canada Company
                   Center of Plano, Inc.

New York           Computer Associates Child Development         Cyprus                CA Computer Associates Cyprus Limited
                   Center, Inc

Illinois           Computer Associates Digital Schoolhouse       Germany               CA Computer Associates European Holding GmbH
                   Foundation

Delaware           Computer Associates Finance, Inc.             Germany               CA Computer Associates GmbH

Delaware           Computer Associates International, Inc.       Germany               CA Computer Associates Holding GmbH

Delaware           Computer Associates Japan NIC JV Corp.        India                 CA Computer Associates India Private Limited

Delaware           Computer Associates Jingan JV Corp.           Germany               CA Computer Associates Technology GmbH

Delaware           Computer Associates Liger                     Korea                 CA Korea Inc., Ltd.
                   JV Corporation

Illinois           Computer Associates Lisle Child Care          Cayman Islands        CA Marketing Company
                   Center, Inc

Delaware           Computer Associates Middle East               Mexico                CA Services, S.A. DE C.V.
                   Holdings, Inc.

Delaware           Computer Associates Services, Inc             Sweden                CCRD Communications, Inc. (USA) filial
                                                                                       (Sweden Branch)

Delaware           Computer Associates ShenZhen JV Corp.         Venezuela             Computer Associates (CAI) de Venezuela, C.A.

Delaware           Computer Associates SKS Taiwan                China                 Computer Associates (China) Co. Ltd.
                   JV Corporation

Delaware           Computer Associates Think, Inc.               Malaysia              Computer Associates (Malaysia) Sdn Bhd

Virginia           Computer Associates Virginia                  New Zealand           Computer Associates (NZ) Limited
                   Child Care Center

Massachusetts      Computer Associates Westwood                  United Kingdom        Computer Associates 1 Limited
                   Child Care Center, Inc

Delaware           Computer Associates Xeca                      Switzerland           Computer Associates AG (Switzerland)
                   JV Corporation

Delaware           Computer Associates, Inc.                     Netherlands           Computer Associates B.V.

Massachusetts      Concord Communications, Inc.                  Turkey                Computer Associates Bilgisayar Yazilim
                                                                                       Pazarlama Ltd STI

New York           CSIC Corp.                                    Australia             Computer Associates Child Care Centre of
                                                                                       Australia Pty Ltd

Massachusetts      Cullinet Software, Inc                        Czech Republic        Computer Associates CZ, s.r.o.

Delaware           FirstSense Software, Inc                      Argentina             Computer Associates de Argentina S.A.

Delaware           Legent Corporation                            Chile                 Computer Associates de Chile S.A.

Delaware           Logic Works, Inc.                             Colombia              Computer Associates de Colombia S.A.

California         Miramar Systems, Inc.                         Mexico                Computer Associates de Mexico, S.A. de C.V.

Delaware           Netegrity, Inc.                               Peru                  Computer Associates De Peru S.A.

Delaware           netViz LLC                                    Finland               Computer Associates Finland OY

Delaware           On-Line Software International, Inc           Greece                Computer Associates Hellas Sole Partner LLC

Illinois           Pansophic Systems, Incorporated               Netherlands           Computer Associates Holding 1 BV

Delaware           Platinum Technology, Inc.                     Netherlands           Computer Associates Holding 4 BV

New York           Premier Management Insurance, Inc.            Thailand              Computer Associates International
                                                                                       (Thailand) Co., Ltd.

Delaware           Qurb, Inc.                                    Austria               Computer Associates International
                                                                                       GmbH (Austria)

Georgia            Sterliing Software (Southern), Inc.           United Kingdom        Computer Associates Investments Limited

Delaware           Sterling Software (U.S.). Inc.                Japan                 Computer Associates Japan, Ltd.

Delaware           Sterling Software, Inc.                       Luxembourg            Computer Associates Luxembourg S.a.r.L.

Massachusetts      Vitel Software (Concord)                      Bahrain               Computer Associates Middle East WLL

Delaware           Wily Technology, Inc.                         Norway                Computer Associates Norway A/S

                                                                 Belgium               Computer Associates NV

                                                                 United Kingdom        Computer Associates Plc

                                                                 Brazil                CA Programas de Computador Ltda

                                                                 Singapore             Computer Associates Pte Ltd

                                                                 Australia             Computer Associates Pty. Ltd.

                                                                 France                Computer Associates S.A.

                                                                 Italy                 Computer Associates S.p.A.

                                                                 Denmark               Computer Associates Scandinavia A/S (Denmark)

                                                                 Poland                Computer Associates Sp. z o.o.

                                                                 Sweden                Computer Associates Sweden AB

                                                                 Taiwan                Computer Associates Taiwan Limited

                                                                 United Kingdom        Computer Associates UK Holding Limited

                                                                 Australia             Concord Communications (Asia Pacific)
                                                                                       Pty. Limited (Australia)

                                                                 United Kingdom        Concord Communications UK LTD

                                                                 Germany               Cybermation GmbH

                                                                 Portugal              Main-Software de Sistemas S.A.

                                                                 Israel                Netegrity (Israel) LTD

                                                                 Holland               Netegrity BV

                                                                 Germany               Niku Corporation Gmbh

                                                                 Australia             Niku Corporation Pty., Ltd.

                                                                 United Kingdom        Niku Corporation, LTD

                                                                 Philippines           Philippine Computer Associates
                                                                                       International, Inc

                                                                 Indonesia             PT CA Indonesia

                                                                 Luxembourg            Sterling Software (Luxembourg) I SARL

                                                                 United Kingdom        Sterling Software (Netherlands) II B.V.

                                                                 Netherlands           Sterling Software (Netherlands) IV B.V.

                                                                 Portugal              Sterling Software (Portugal)
                                                                                       Informatica, Lda.

                                                                 United Kingdom        Wily Technology (UK) Limited

                                                                 Germany               Wily Technology GmbH



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